      As filed with the Securities and Exchange Commission on May 13, 1999.
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             COMPUCREDIT CORPORATION
               (Exact name of issuer as specified in its charter)

                    GEORGIA                              58-2336689
        (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)

         TWO RAVINIA DRIVE, SUITE 1750
               ATLANTA, GEORGIA                            30346
   (Address of principal executive offices)              (Zip Code)

                             COMPUCREDIT CORPORATION
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                            (Full title of the plan)

                                 BRETT M. SAMSKY
                             CHIEF FINANCIAL OFFICER
                             COMPUCREDIT CORPORATION
                          TWO RAVINIA DRIVE, SUITE 1750
                             ATLANTA, GEORGIA 30346
                                 (770) 901-5840

 (Name, address and telephone number, including area code, of agent for service)

        The Commission is requested to mail signed copies of all orders, notices and communications to:

                             ROBERT K. HARRIS, ESQ.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3453

----------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------- ------------------- ----------------- ------------------ ---------------------
                                                                      Proposed          Proposed
                                                    Amount            maximum            maximum
           Title of each class of                   to be          offering price       aggregate           Amount of
        securities to be registered             registered (1)       per share      offering price (2)   registration fee
--------------------------------------------- ------------------- ----------------- ------------------ ---------------------
Shares of  common  stock,  no par value  (the    244,224 shares    $12.08735 (2)    $  2,952,021 (2)         $   821
"Common  Stock"),  issuable  pursuant  to the    955,776 Shares    $16.43750 (3)    $ 15,710,568 (3)         $ 4,368
                                              -----------------                     ----------------         -------
CompuCredit  Corporation Amended and Restated  1,200,000 shares                       $ 18,662,589           $ 5,189
1998 Stock Option Plan
--------------------------------------------- ------------------- ----------------- ------------------ ---------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price of shares subject to options whose exercise price is known is estimated solely for the purpose of calculating the registration fee on the basis of the weighted average price at which the options may be exercised.

(3) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price of shares subject to options whose exercise price is not known is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of CompuCredit Corporation common stock on May 10, 1999 as reported on the Nasdaq National Market.

PART I -- INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.    PLAN INFORMATION. +

Item 2.    REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION. +

+ Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         CompuCredit Corporation (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's prospectus dated April 22, 1999, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") on April 23, 1999 (Reg. No. 333-69879); and

         (b) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on April 12, 1999 (SEC File No. 0-25751), including any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Georgia Business Corporation Code (the "GBCC") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws).

         The Amended and Restated Articles of Incorporation exonerate the directors of the Company from monetary liability to the extent permitted by this statutory provision. The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws also provide that the Company shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC.

         In addition, the Amended and Restated Bylaws provide that the Company will advance to its directors, and may advance to its officers, reasonable expenses of any such proceeding; provided that, such person furnishes the Company with (i) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

         Notwithstanding any provision of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to the contrary, the GBCC provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the
Company: (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and (iv) for any transaction from which the director or officer received an improper personal benefit.

         The Company also maintains a directors' and officers' liability insurance policy which insures its directors and officers against such liabilities as are customarily covered by such policies.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.           EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         NUMBER
         -------
         4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
                  (File No. 333-62327), filed with the Commission on August 27,
                  1998)

         4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-62327), filed with the Commission on August 27, 1998)

         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24 Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.           UNDERTAKINGS.

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) Filings incorporating subsequent 1934 Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 13, 1999.

                                         COMPUCREDIT CORPORATION
                                         (Registrant)



                                         By:    /s/ David G. Hanna
                                                ------------------------------
                                         Name:  David G. Hanna
                                         Title: President



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Hanna or Brett M. Samsky, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                         TITLE                                DATE
              ---------                         -----                                ----

/s/ David G. Hanna               President and Chairman of the Board             May 13, 1999
-----------------------------
David G. Hanna



/s/ Brett M. Samsky                    Chief Financial Officer                   May 13, 1999
-----------------------------      (PRINCIPAL FINANCIAL OFFICER)
Brett M. Samsky



/s/ Ashley L. Johnson                        Controller                          May 13, 1999
-----------------------------
Ashley L. Johnson                  (PRINCIPAL ACCOUNTING OFFICER)



/s/ Richard W. Gilbert                        Director                           May 13, 1999
-----------------------------
Richard W. Gilbert



                                              Director
-----------------------------
Frank J. Hanna, III



/s/ Richard E. Huddleston                     Director                           May 13, 1999
-----------------------------
Richard E. Huddleston



                                              Director
-----------------------------
Gail Coutcher Hughes



/s/ James P. Kelly, III                       Director                           May 13, 1999
-----------------------------
James P. Kelly, III



/s/ Mack F. Mattingly                         Director                           May 13, 1999
-----------------------------
Mack F. Mattingly


                                  EXHIBIT INDEX

       Exhibit
       Number
       ------

         4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
                  (File No. 333-62327), filed with the Commission on August 27, 1998)

         4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-62327), filed with the Commission on August 27, 1998)

         5        Opinion of Troutman Sanders LLP.

        23.1      Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

        23.2      Consent of Ernst & Young LLP.

        24 Powers of Attorney (included in the signature page to the Registration Statement).